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                    INSTRUCTION TO REGISTERED HOLDER AND/OR
                        BOOK-ENTRY TRANSFER PARTICIPANT

To Registered Holder and/or Participant of the Book-Entry Transfer Facility:

     The undersigned hereby acknowledges receipt of the Prospectus dated
                 , 1999 (the "Prospectus") of East Coast Power L.L.C., a Delaware limited liability company (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 6.737% Series B Senior Secured Notes due 2008, 7.066% Series B Senior Secured Notes due 2012 and 7.536% Series B Senior Secured Notes due 2017 (the "Exchange Notes"), for all of its outstanding 6.737% Series A Senior Secured Notes due 2008, 7.066% Series A Senior Secured Notes due 2012 and 7.536% Series A Senior Secured Notes due 2017 (the "Original Notes"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

     This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Original Notes held by you for the account of the undersigned.

     The aggregate face amount of the Original Notes held by you for the account of the undersigned is (FILL IN AMOUNT):

  $                      of the 6.737% Series A Senior Secured Notes due 2008
        $          of the 7.066% Series A Senior Secured Notes due 2012
                                      and
        $          of the 7.536% Series A Senior Secured Notes due 2017.

     With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

[ ] To TENDER the following Original Notes held by you for the account of the undersigned (INSERT PRINCIPAL AMOUNT OF ORIGINAL NOTES TO BE TENDERED) (IF
    ANY):

[ ] NOT to TENDER any Original Notes held by you for the account of the undersigned.

     If the undersigned instructs you to tender the Original Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the Exchange Notes acquired in exchange for Original Notes pursuant to the Exchange Offer are being acquired in the ordinary course of business of the person receiving such Exchange Notes, whether or not the undersigned, (ii) the undersigned is not engaging in and does not intend to engage in a distribution of the Exchange Notes, (iii) the undersigned does not have any arrangement or understanding with any person to participate in the distribution of Exchange Notes, and (iv) neither the undersigned nor any such other person is an "affiliate" (within the meaning of Rule 405 under the Securities Act of 1933, as amended) of the Company. If the undersigned is a broker-dealer that will receive Exchange Notes for its own account in exchange for Original Notes, it acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Notes.

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                                   SIGN HERE

Name of beneficial owner(s):
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                                  Signature(s)

Name(s):
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                                 (Please Print)

Address:
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Telephone number:
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Taxpayer Identification or Social Security Number:
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Date:
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